                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT,  dated as of 1 January 1964,  between SECURITY EQUITY FUND,
INC., a Kansas  corporation with offices in Topeka,  Kansas,  Party of the First
Part (hereinafter  sometimes called the "Company"),  and SECURITY  DISTRIBUTORS,
INC., a Kansas corporation with offices in Topeka,  Kansas,  Party of the Second
Part (hereinafter sometimes called the "Distributor").

     WITNESSETH:

     1. The  Company  hereby  covenants  and agrees that during the term of this
Agreement,  and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute  any and all  shares of capital  stock  issued or to be issued by the
Company.

     2. The Distributor hereby covenants and agrees to act as the distributor of the  shares  issued  or to be issued  by the  Company  during  the  period  this
Agreement  is in effect and  agrees  during  such  period to offer for sale such shares as long as such shares remain available for sale,  unless the Distributor is unable legally to make such offer for sale as the result of any  governmental law or regulation.

     3. Prior to the  issuance  of any  shares by the  Company  pursuant  to any subscription tendered by or through the Distributor and confirmed for sale to or through the  Distributor,  the Distributor  shall pay or cause to be paid to the
Custodian of the Company in cash, an amount equal to the net asset value of such shares at the time of acceptance of each such  subscription  and confirmation by the Company of the sale of such  shares.  The  Distributor  shall be entitled to charge a  commission  on each such sale of shares in the amount set forth in the prospectus  of  the  Company,  such  commission  to be an  amount  equal  to the difference  between the net asset value and the offering price of the shares, as such  offering  price  may  from  time to time be  determined  by the  board  of directors of the Company.  All shares of the Company shall be sold to the public only at their public  offering  price at the time of such sale,  and the Company shall receive not less than the full net asset value thereof.

     4. The  Distributor  agrees  that,  during the period this  Agreement is in effect  and to the  extent  hereinafter  in this  Section  4  provided,  it will reimburse the Company for or pay -

     (a)  All  Costs,   expenses  and  fees  incurred  in  connection  with  the
     registration  and  qualification  of the Company's shares under the Federal
     Securities  Act of 1933 and under  the  applicable  "Blue  Sky" laws of the states in which the Company wishes to distribute its shares;

     (b) All costs and expenses of all prospectuses, advertising material, sales literature,  circulars and other  material used or to be used in connection with the offering for sale of the shares of the Company;

     (c) All  costs,  expenses  and  fees in  connection  with the  printing  of application and confirmation forms; and

     (d) All clerical and  administrative  costs in processing the  applications for and in connection with the sale of shares of the Company.

     The Distributor  agrees to submit to the Company for its prior approval all advertising material,  sales literature,  circulars and any other material which the Distributor  proposes to use in connection with the offering for sale of the
Company's shares.

     5. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor  may act as a broker,  on behalf of the Company, in the purchase and sale of  securities  not effected on a securities  exchange, provided  that any  such  transactions  and any  commission  paid in  connection herewith  shall  comply in every  respect with the  requirements  of the Federal
Investment  Company Act of 1940 and in  particular  with  Section  17(e) of said statute and the Rules and Regulations of the Securities and Exchange  Commission
promulgated thereunder.

     6. The parties  hereto agree that all  provisions of this Agreement will be performed in strict  accordance with the requirements of the Investment  Company
Act of 1940, the  Securities  Act of 1933, the Securities  Exchange Act of 1934,
and the rules and  regulations of the Securities and Exchange  Commission  under said statutes,  in strict  accordance with all applicable  state "Blue Sky" laws and the rules and  regulations  thereunder,  and in strict  accordance  with the provisions of the Articles of Incorporation and Bylaws of the Company.

     7. This  Agreement  shall become  effective on January 1, 1964,  or as soon
thereafter  as  an  amendment  to  the  Company's  prospectus,   reflecting  the
underwriting  arrangements  provided by this Agreement,  shall become  effective under the Securities Act of 1933.

     8. Upon  becoming  effective as provided in the  preceding  Section 7, this
Agreement  shall  continue in effect until the close of business on December 31,
1964, and thereafter from year to year,  provided that such continuance for each successive year after December 31, 1964, is specifically  approved in advance at least  annually by the board of directors  (including  approval by a majority of the directors who are not parties to the Agreement or affiliated  persons of any such party) or by the vote of a majority of the outstanding voting securities of the Company. Written notice of any such approval by the board of directors or by the holders of a majority of the  outstanding  voting  securities of the Company shall be given promptly to the Distributor.

     9. This  Agreement  may be  terminated by the Company at any time by giving the  Distributor  at least  sixty  (60)  days  previous  written  notice of such intention to terminate.  This Agreement may be terminated by the  Distributor at any time by giving the Company at least sixty (60) days previous  written notice of such intention to terminate.

     This Agreement shall terminate automatically in the event of its assignment by the Distributor.  As used in the preceding  sentence,  the word  "assignment"
shall have the meaning set forth in Section 2(a) (4) of the  Investment  Company
Act of 1940.

     10. No provision of this  Agreement is intended to or shall be construed as protecting  the  Distributor  against  any  liability  to the  Company or to the
Company's  security holders to which the Distributor  would otherwise be subject by  reason  of  willful  misfeasance,  bad  faith  or  gross  negligence  in the performance of its duties or by reason of the Distributor's  reckless  disregard of its obligations and duties under this Agreement.

     11. Terms or words used in this Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such  terms or words in  Articles  of  Incorporation  or  Bylaws of the
Company.

     12. The  Distributor  shall be deemed to be an independent  contractor and, except as  expressly  provided  or  authorized  by the  Company,  shall  have no authority to act for or represent the Company.

     13. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage prepaid envelope addressed to the respective party as follows,  unless any such party has  notified  the other  party  hereto that  notices  thereafter intended  for such party shall be mailed to some other  address,  in which event notices thereafter shall be addressed to such party at the address designated in such request:

                              Security Equity Fund, Inc.
                              Security Benefit Life Building
                              700 Harrison Street
                              Topeka, Kansas

                              Security Distributors, Inc.
                              Security Benefit Life Building
                              700 Harrison Street
                              Topeka, Kansas

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                  SECURITY EQUITY FUND, INC.

                                                  By:  Dean L. Smith
                                                       -------------------------
                                                       President
ATTEST:

Will J. Miller, Jr.
-------------------------
Secretary

(SEAL)
                                                  SECURITY DISTRIBUTORS, INC.

                                                  By:  Robert E. Jacoby
                                                       -------------------------
                                                       President
ATTEST:

Will J. Miller, Jr.
-------------------------
Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT

     WHEREAS,   Security   Equity  Fund,   Inc.  (the  "Company")  and  Security
Distributors,  Inc. (the "Distributor") are parties to a Distribution  Agreement dated as of January 1, 1964,  (the  "Distribution  Agreement")  under  which the
Distributor  agrees to act as principal  underwriter in connection with sales of the shares of the Company's capital stock; and

     WHEREAS,  certain  provisions of the Federal Investment Company Act of 1940 have been amended,  and those  amendments  have an effect upon the  relationship between the Company and the Distributor, and the Distribution Agreement; and

     WHEREAS,  the Company and the  Distributor  wish to amend the  Distribution
Agreement to conform to the requirements of the Federal  Investment  Company Act of 1940, as amended;

     NOW,  THEREFORE,  the Company and Distributor hereby amend the Distribution
Agreement, effective immediately, as follows:

     1.  Section 8 of the  Distribution  Agreement  is  amended  to  provide  as follows:

         "8. Upon  becoming  effective as provided in the  preceding  Section 7, this  Agreement  shall  continue  in effect  until the close of business on
     December 31, 1964,  and  thereafter  from year to year,  provided that such
     continuance   for  each   successive  year  after  December  31,  1964,  is
     specifically approved in advance at least annually by the vote of the board of directors (including approval by the vote of a majority of the directors of the Company who are not parties to the Agreement or  interested  persons of any such  party)  cast in person at a meeting  called for the purpose of voting upon such approval,  or by the vote of a majority (as defined in the
     Investment Company Act of 1940) of the outstanding voting securities of the
     Company  and by  such a vote  of the  board  of  directors.  As used in the preceding sentence,  the words "interested  persons" shall have the meaning set forth in  Section  2(a)  (19) of the  Investment  Company  Act of 1940.
     Written  notice of any such  approval by the board of  directors  or by the holders of a majority of the outstanding  voting  securities of the Company shall be given promptly to the Distributor."

     2. The second  paragraph  of  Section 9 of the  Distribution  Agreement  is amended to provide as follows:

         "This  Agreement  shall  terminate  automatically  in the  event of its assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section  2(a) (4) of the  Investment  Company
     Act of 1940."

     IN WITNESS  WHEREOF,  the parties  hereto have made this  Amendment  to the
Distribution Agreement this 9th day of December, 1971.

                                                SECURITY EQUITY FUND, INC.

                                                By:  Dean L. Smith
                                                     ---------------------------
                                                     Dean L. Smith, President
ATTEST:

Will J. Miller, Jr.
-------------------------
Will J. Miller, Jr., Secretary

(SEAL)
                                                SECURITY DISTRIBUTORS, INC.

                                                By:  Dave E. Davidson
                                                     ---------------------------
                                                     Dave E. Davidson, President
ATTEST:

Will J. Miller, Jr.
-------------------------
Will J. Miller, Jr., Secretary

                    AMENDMENT NO. 2 TO DISTRIBUTION AGREEMENT

     WHEREAS,  Security Equity Fund, Inc., a Kansas corporation (the "Company"), and Security Distributors,  Inc., a Kansas corporation (the "Distributor"),  are parties to a Distribution Agreement dated as of January 1, 1964, under which the
Distributor has agreed to act as principal  underwriter in connection with sales of shares of the Company's stock,  which  Distribution  Agreement has heretofore been amended on December 9, 1971; and

     WHEREAS  the  Company  and  the  Distributor  wish  to  further  amend  the
Distribution  Agreement  to  omit  the  provision  that  the  Distributor  shall reimburse  the  Company  for or pay all costs,  expenses  and fees  incurred  in connection with the  registration  of the Company's  shares under the Securities
Act of 1933;

     NOW,  THEREFORE,  the Company and the Distributor hereby amend Section 4(a)
of the Distribution Agreement as follows:

          "4.  The Distributor  agrees that, during the period this Agreement is in  effect  and to the  extent  hereinafter  in  this  Section  4 provided, it will reimburse the Company for or pay -

               (a)  All costs, expenses and fees incurred in connection with the registration and qualification of the Company's shares under the  applicable  "Blue  Sky" laws of the states in which the
                    Company wishes to distribute its shares;"

     IN WITNESS WHEREOF,  the parties hereto have caused this Amendment No. 2 to the Distribution Agreement to be duly executed this 9th day of October, 1974.

     (Corporate Seal)

                                             SECURITY EQUITY FUND, INC.

                                             By:  Dean L. Smith
                                                  ------------------------------
                                                  Dean L. Smith, President
ATTEST:

Will J. Miller, Jr.
------------------------------
Will J. Miller, Jr., Secretary

(Corporate Seal)
                                             SECURITY DISTRIBUTORS, INC.

                                             By:  Dave E. Davidson
                                                  ------------------------------
                                                  Dave E. Davidson, President
ATTEST:

Will J. Miller, Jr.
------------------------------
Will J. Miller, Jr., Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

     WHEREAS,  Security Equity Fund (the  "Company") and Security  Distributors,
Inc. (the  "Distributor")  are parties to a Distribution  Agreement  dated as of
January 1, 1964 and amended as of  December  9, 1971 and  October 9, 1974,  (the
"Distribution Agreement") under which the Distributor agrees to act as principal underwriter  in  connection  with sales of the shares of the  Company's  capital stock; and,

     WHEREAS,  The Company and the  Distributor  wish to amend  Section 4 of the
Distribution Agreement pertaining to the allocation of expenses and charges.

     NOW, THEREFORE,  The Company and Distributor hereby amend said Section 4 of the Distribution Agreement, effective as of January 31, 1984, as follows:

     4.   During the period this  Agreement is in effect,  the Company shall pay all costs and expenses in connection  with the  registration of shares under the Securities Act of 1933, including all expenses in connection with the preparation and printing of any  registration  statements and prospectuses  necessary for registration  thereunder but excluding any additional  costs and expenses  incurred in furnishing the Distributor with prospectuses.

          The company  will also pay all costs,  expenses  and fees  incurred in connection with the  qualification  of the shares under the applicable
          Blue Sky laws of the states in which the shares are offered.

               During the period  this  agreement  is in effect the  Distributor will pay or reimburse the Company for:

          (a)  All costs and  expenses  of  printing  and  mailing  prospectuses
               (other than to existing shareholders) and confirmations,  and all costs and expenses of preparing, printing and mailing advertising material sales  literature,  circulars,  applications,  and other materials used or to be used in connection  with the offering for sale and the sale of shares; and

          (b)  All  clerical  and   administrative   costs  in  processing   the
               application for and in connection with the sale of shares.

               The  Distributor  agrees to submit to the  Company  for its prior approval all advertising material, sales literature, circulars and any other  material  which the  Distributor  proposes to use in connection with the offering for sale of shares.

        IN WITNESS  WHEREOF,  the parties hereto have made this Amendment to the
Distribution Agreement this 31st day of January, 1984.

                                            SECURITY EQUITY FUND, INC.

                                            By:  Everett S. Gille
                                                 -------------------------------
                                                 Everett S. Gille, President
ATTEST:

Tad Patton
-------------------------------
Tad Patton, Assistant Secretary

(SEAL)
                                            SECURITY DISTRIBUTORS, INC.

                                            By:  Gordon Evans
                                                 -------------------------------
                                                 Gordon Evans, President
ATTEST:

Tad Patton
-------------------------------
Tad Patton, Assistant Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS,  Security Equity Fund (the "Company") and Security  Distributors,  Inc.
(the  "Distributor")  are parties to a Distribution  Agreement  dated January 1,
1964, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Company's capital stock; and

WHEREAS,  the Company  expects to receive an exemptive order from the Securities and Exchange  Commission allowing the Company to issue and offer for sale two or more classes of the Company's capital stock; and

WHEREAS,  the  Company  and the  Distributor  wish  to  amend  the  Distribution
Agreement to clarify that the Distribution Agreement applies only to the sale of
Class A shares of the capital  stock of the Equity  Series and Global  Series of the Company and the Class A shares of all other Series subsequently  established by the Company:

NOW  THEREFORE,  the  Company  and  Distributor  hereby  amend the  Distribution
Agreement, effective immediately, as follows:

1.   The term "Shares" as referred to in the Distribution  Agreement shall refer to the Class A Shares of the Company's $.25 par value stock.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  made  this  Amendment  to the
Distribution Agreement this 1st day of October, 1993.

                                            SECURITY EQUITY FUND

                                            By:  M. J. Provines
                                                 -------------------------------
                                                 President
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Secretary

(SEAL)
                                            SECURITY DISTRIBUTORS, INC.

                                            By:  Howard R. Fricke
                                                 -------------------------------
                                                 President
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on April 3, 1995,  the Board of Directors of the Fund  authorized  the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Asset
Allocation  Series,  in addition to its presently offered series of common stock of Equity Series and Global Series;

WHEREAS, on April 3, 1995, the Board of Directors of the Fund further authorized the  Fund to  offer  shares  of the  Asset  Allocation  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on April 3,  1995,  the Board of  Directors  of the Fund  approved  an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the Asset Allocation Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Distribution  Agreement  to  include  the sale of Class A  shares  of the  Asset
Allocation Series of the Fund.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 18th day of April, 1995.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary
                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President
ATTEST:

By:   Amy J. Lee
      -------------------------------
      Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on July 26, 1996,  the Board of Directors of the Fund  authorized  the
Fund to  offer  its  common  stock  in a new  series  designated  as the  Social
Awareness Series, in addition to its presently offered series of common stock of
Equity Series, Global Series and Asset Allocation Series;

WHEREAS, on July 26, 1996, the Board of Directors of the Fund further authorized the  Fund to  offer  shares  of the  Social  Awareness  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on July 26,  1996,  the Board of  Directors  of the Fund  approved  an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the Social Awareness Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Distribution  Agreement  to  include  the sale of Class A shares  of the  Social
Awareness Series of the Fund.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 1st day of August, 1996.

                                          SECURITY EQUITY FUND

                                          By:   James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary
                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on February 7, 1997, the Board of Directors of the Fund authorized the
Fund to offer its common stock in a new series  designated  as the Value Series, in addition to its presently  offered  series of common stock of Equity  Series,
Global Series, Asset Allocation Series and Social Awareness Series;

WHEREAS,  on  February  7,  1997,  the Board of  Directors  of the Fund  further authorized  the  Fund to  offer  shares  of the  Value  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on February 7, 1997,  the Board of Directors  of the Fund  approved an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the Value Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Distribution Agreement to include the sale of Class A shares of the Value Series of the Fund.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 12th day of March, 1997.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary
                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President
ATTEST:

By:  Amy J. Lee
     -------------------------------
     Amy J. Lee, Secretary

                     AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on July 25, 1997,  the Board of Directors of the Fund  authorized  the
Fund to offer its common stock in a new series  designated  as the Small Company
Series,  in addition to its presently  offered  series of common stock of Equity
Series,  Global Series,  Asset  Allocation  Series,  Social Awareness Series and
Value Series;

WHEREAS, on July 25, 1997, the Board of Directors of the Fund further authorized the Fund to offer shares of the Small Company Series in two classes,  designated
Class A shares and Class B shares; and

WHEREAS,  on July 25,  1997,  the Board of  Directors  of the Fund  approved  an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the Small Company Series.

WHEREAS, on July 25, 1997, the Board of Directors of the Fund approved a Class A
Distribution  Plan (the "Class A Plan") with respect to the Small Company Series pursuant to Rule 12b-1 under the Investment  Company Act of 1940, the provisions of  which  have an  effect  upon  the  relationship  between  the  Fund  and the
Distributor, and the Distribution Agreement; and

WHEREAS,  the Fund and Distributor wish to amend the  Distribution  Agreement to incorporate the necessary provisions of the Class A Plan into the Agreement.

NOW, THEREFORE, the Fund and Distributor hereby amend the Distribution Agreement to include the sale of Class A shares of the Small Company Series of the Fund.

The Fund and  Distributor  hereby  further  amend  the  Distribution  Agreement, effective October 15, 1997, by adding new Section 5A, which provides as follows:

     5A. (a)  Pursuant to a Class A  Distribution  Plan adopted by the Fund with  respect to the Small  Company  Series (the  "Series"),  the Fund
     agrees  to make  monthly  payments  to the  Distributor  in an  amount computed at an annual rate of .25 of 1% of the Series'  average  daily net assets,  to finance  activities  undertaken by the Distributor for the purpose of  distributing  the  Series'  shares to  investors.  The
     Distributor is obligated to and hereby agrees to use the entire amount of said fee to finance the following distribution-related activities:

            (i)  Preparation,  printing and  distribution of the Prospectus and Statement of Additional Information and any supplement thereto  used  in  connection  with  the  offering  of the
                 Series' shares to the public;

           (ii)  Printing of additional  copies for use by the  Distributor as sales literature,  of reports and other  communications which  were  prepared  by the  Fund  for  distribution  to existing shareholders;

          (iii)  Preparation,  printing and distribution of any other sales literature  used in  connection  with the  offering of the
                 Series' shares to the public;

           (iv)  Expenses  incurred in  advertising,  promoting and selling shares of the Series to the public;

            (v)  Any fees paid by the Distributor to securities dealers who have executed a Dealer's  Distribution  Agreement with the
                 Distributor for account  maintenance and personal  service to shareholders of the Series (a "Service Fee");

           (vi)  Commissions  to sales  personnel for selling shares of the
                 Series and interest expenses related thereto; and

          (vii)  Expenses  incurred  in  promoting  sales of  shares of the
                 Series  by  securities  dealers,  including  the  costs of
                 preparation   of  materials  for   presentations,   travel
                 expenses,  costs  of  entertainment,  and  other  expenses incurred in connection  with promoting sales of the Series shares by dealers.

     (b)  All payments to the  Distributor  pursuant to this  paragraph are subject to the following conditions being met by the Distributor.
          The Distributor  shall furnish the Fund with quarterly reports of
          its   expenditures  and  such  other   information   relating  to
          expenditures  or to  the  other  distribution-related  activities undertaken or proposed to be undertaken by the Distributor during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request;

     (c)  The   Dealer's    Distribution    Agreement   (the   "Agreement")
          contemplated by paragraph 5A(a)(v) above shall permit payments to securities dealers by the Distributor only in accordance with the provisions  of this  paragraph and shall have the approval of the majority  of the  Board  of  Directors  of the Fund  including  a majority of the directors who are not  interested  persons of the
          Fund as  required  by the Rule.  The  Distributor  may pay to the other party to any  Dealer's  Distribution  Agreement a quarterly fee for  distribution  and  marketing  services  provided by such other party. Such quarterly fee shall be payable in arrears in an amount  equal to such  percentage  (not in excess of .000685% per day) of the aggregate net asset value of the Series'  shares held by such  other  party's  customers  or  clients  at the  close of business  each  day  as  determined  from  time  to  time  by the
          Distributor. The distribution and marketing services contemplated hereby shall include, but are not limited to, answering inquiries
          regarding  the  Series,   account   designations  and  addresses,
          maintaining  the  investment of such other  party's  customers or clients in the Series and similar  services.  In determining  the extent of such  other  party's  assistance  in  maintaining  such investment by its customers or clients,  the Distributor may take into  account  the  possibility  that  the  shares  held  by such customer  or client  would be  redeemed  in the  absence  of such quarterly fee.

     (d)  The provisions of the Distribution  Plan approved by the Board of
          Directors  of the Fund on July 25, 1997,  are fully  incorporated herein by reference.  In the event the Class A Distribution  Plan is  terminated by the Board of Directors or  Shareholders  of the
          Series as provided  therein,  this  paragraph  shall no longer be effective.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 15th day of September, 1997.

                                       SECURITY EQUITY FUND

                                       By: JAMES R. SCHMANK
                                           -------------------------------------
                                           James R. Schmank,
                                           Vice President and Treasurer
ATTEST:

By: AMY J. LEE
    -----------------------------------
    Amy J. Lee, Secretary
                                       SECURITY DISTRIBUTORS, INC.

                                       By: RICHARD K RYAN
                                           -------------------------------------
                                           Richard K Ryan, President
ATTEST:

By: AMY J. LEE
    -----------------------------------
    Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on November 6, 1998, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in  three  new  series  designated  as  the
International Series, Enhanced Index Series and Select 25 Series, in addition to its presently  offered series of common stock of Equity  Series,  Global Series,
Asset  Allocation  Series,  Social  Awareness  Series,  Value Series,  and Small
Company Series;

WHEREAS,  on  November  6,  1998,  the Board of  Directors  of the Fund  further authorized the Fund to offer shares of the International Series,  Enhanced Index
Series and Select 25 Series in three classes, designated Class A shares, Class B shares, and Class C shares; and

WHEREAS,  on November 6, 1998,  the Board of Directors  of the Fund  approved an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the International  Series,  Enhanced Index
Series and Select 25 Series.

WHEREAS,  on November 6, 1998,  the Board of  Directors  of the Fund  approved a
Class A Distribution  Plan (the"Class A Plan") with respect to the International
Series,  Enhanced Index Series and Select 25 Series pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Rule"), the provisions of which have an effect  upon the  relationship  between  the Fund and the  Distributor,  and the
Distribution Agreement; and

WHEREAS,  the Fund and Distributor wish to amend the  Distribution  Agreement to incorporate the necessary  provisions of the Class A Plan into the  Distribution
Agreement.

NOW, THEREFORE, the Fund and Distributor hereby amend the Distribution Agreement to  include  the sale of Class A shares of the  International  Series,  Enhanced
Index Series and Select 25 Series of the Fund.

The Fund and  Distributor  hereby  further  amend  the  Distribution  Agreement, effective January 28, 1999, by deleting Section 5A in its entirety and replacing it with the following new Section 5A:

     5A. (a)  Pursuant to a Class A  Distribution  Plan adopted by the Fund with respect to the Small Company Series,  International Series,  Enhanced Index
     Series and Select 25 Series (the "Series"), the Fund agrees to make monthly payments to the  Distributor in an amount computed at an annual rate of .25 of 1% of each  Series'  average  daily net  assets,  to finance  activities undertaken by the Distributor  for the purpose of distributing  the Series'
     shares to investors.  The  Distributor is obligated to and hereby agrees to
     use  the   entire   amount   of  said   fee  to   finance   the   following
     distribution-related activities:

          (i)    Preparation,  printing and  distribution  of the Prospectus and
                 Statement of Additional  Information and any supplement thereto used in connection  with the offering of the Series'  shares to the public;

          (ii)   Printing of  additional  copies for use by the  Distributor  as sales  literature,  of reports and other  communications  which
                 were  prepared  by  the  Fund  for   distribution  to  existing
                 shareholders;

          (iii)  Preparation,  printing  and  distribution  of any  other  sales literature  used in connection with the offering of the Series'
                 shares to the public;

          (iv)   Expenses incurred in advertising,  promoting and selling shares of the Series to the public;

          (v)    Any fees paid by the Distributor to securities dealers who have executed a Dealer's Distribution Agreement with the Distributor for account maintenance and personal service to shareholders of the Series (a "Service Fee");

          (vi)   Commissions to sales personnel for selling shares of the Series and interest expenses related thereto; and

          (vii)  Expenses incurred in promoting sales of shares of the Series by securities  dealers,  including  the  costs of  preparation  of
                 materials  for   presentations,   travel  expenses,   costs  of
                 entertainment,  and other expenses  incurred in connection with promoting sales of the Series shares by dealers.

     (b) All payments to the Distributor  pursuant to this paragraph are subject
         to  the  following  conditions  being  met  by  the  Distributor.   The
         Distributor  shall  furnish  the Fund  with  quarterly  reports  of its expenditures and such other information  relating to expenditures or to the other distribution-related  activities undertaken or proposed to be undertaken  by the  Distributor  during  such  fiscal  year  under  its
         Distribution  Agreement  with  the  Fund  as the  Fund  may  reasonably request;

     (c) The Dealer's Distribution  Agreement (the "Agreement")  contemplated by paragraph 5A(a)(v) above shall permit payments to securities dealers by the  Distributor  only  in  accordance  with  the  provisions  of  this paragraph  and shall have the  approval of the majority of the Board of
         Directors of the Fund including a majority of the directors who are not interested persons of the Fund as required by the Rule. The Distributor may pay to the other  party to any  Dealer's  Distribution  Agreement a quarterly fee for distribution and marketing  services provided by such other  party.  Such  quarterly  fee shall be  payable  in arrears in an amount equal to such  percentage (not in excess of .000685% per day) of the aggregate net asset value of the Series'  shares held by such other party's  customers  or  clients  at the close of  business  each day as determined from time to time by the  Distributor.  The distribution and marketing  services  contemplated  hereby  shall  include,  but are not
         limited  to,  answering   inquiries   regarding  the  Series,   account
         designations  and addresses,  maintaining  the investment of such other party's  customers  or clients in the Series and similar  services.  In determining the extent of such other party's  assistance in maintaining such  investment by its customers or clients,  the Distributor may take into account the  possibility  that the shares held by such customer or client would be redeemed in the absence of such quarterly fee.

     (d) The  provisions  of the  Distribution  Plan  approved  by the  Board of
         Directors  of the Fund on  November  6,  1998,  are fully  incorporated herein by  reference.  In the event  the Class A  Distribution  Plan is terminated by the Board of Directors or  Shareholders  of the Series as
         provided therein, this paragraph shall no longer be effective.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 28th day of January, 1999.

                                           SECURITY EQUITY FUND

                                           By: JAMES R. SCHMANK
                                               ---------------------------------
                                               James R. Schmank,
                                               Vice President
ATTEST:

By: AMY J. LEE
    ---------------------------
    Amy J. Lee, Secretary
                                           SECURITY DISTRIBUTORS, INC.

                                           By: RICHARD K RYAN
                                               ---------------------------------
                                               Richard K Ryan, President
ATTEST:

By: AMY J. LEE
    ---------------------------
    Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS,  Security  Equity  Fund  (the  "Fund")  is  an  open-end,   diversified
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act"); and

WHEREAS,  the  Fund  is  authorized  to  issue  shares  of  beneficial  interest
("Shares") in separate series (the "Series") with each such Series  representing interests in a separate portfolio of securities and other assets; and

WHEREAS,  the Fund is further  authorized  to issues the Shares of the Series in multiple classes; and

WHEREAS,  Security Distributors,  Inc. is the principal underwriter of each such
Series and class  thereof  pursuant  to  agreements  dated  January 1, 1964,  as amended,  for the Class A shares,  October 1, 1993, as amended,  for the Class B shares and January 28, 1999 for the Class C shares (collectively  referred to as the "Agreements"); and

WHEREAS,  pursuant  to Rule  12b-1  under the 1940 Act,  the Fund has  adopted a
Brokerage Enhancement Plan (the "Brokerage Plan" or the "Plan"), under which the
Fund may,  subject to the  requirement to seek best price and execution,  direct
Security  Management  Company,  LLC or  any  sub-adviser  of a  Series  (each  a
"Sub-Advisor")  to allocate  brokerage  in a manner  intended  to  increase  the distribution of the Fund's shares; and

WHEREAS, the Brokerage Plan applies to the Fund and the Series and the effect of the Plan does not vary based upon a class of a Series; and

WHEREAS,  the Board of Directors of the Fund deem it to be in the best  interest of the Fund and its shareholders to amend the Agreements by adding the following provisions  to each such  agreement  in order to  implement  the purposes of the
Brokerage Plan;

NOW  THEREFORE,   the  Agreements  are  hereby  amended  to  add  the  following provisions:

1.  Brokerage Plan.

    (a)  The Fund may  direct  SDI to take  appropriate  actions  to effect  the purposes of the  Brokerage  Plan,  as may be amended from time to time, and SDI, when so directed by the Fund,  shall take such actions,  which may include,  but are not necessarily limited to, directing,  on behalf of the Fund or a Series, and subject to the standards  described in the
         Brokerage Plan, Security  Management  Company,  LLC or a Sub-Advisor to
         allocate  transactions for the purchase or sale of portfolio securities in a manner intended to increase the distribution of the Fund's shares.

    (b)  In accordance with the terms of the Brokerage Plan, the Fund, on behalf of a  Series,  shall  make  available  to  SDI,  amounts  derived  from brokerage  commissions  paid  by the  Series  in  connection  with  its portfolio  transactions.  Such  amounts  shall  be  expended  by SDI to finance the distribution  related activities described in the Plan. The
         Fund,  on behalf of a Series,  shall also make  available  to SDI,  the
         brokerage   credits,   benefits  or  other   services   received   from
         broker-dealers  executing portfolio transactions on behalf of a Series.
         Such  credits,  benefits  or  other  services  shall  be used by SDI to finance the distribution related activities described in the Plan.

2.  Reports. SDI shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as shall be reasonably  requested by the Board from time to time.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  amendment  to the
Agreements to be executed by their officers  designated  below as of the day and year indicated below.

                                           SECURITY EQUITY FUND

                                           By:     JAMES R. SCHMANK
                                                   -----------------------------
                                           Name:   James R. Schmank
                                           Title:  Vice President
                                           Date:   January 27, 2000
ATTEST:

By:  AMY J. LEE
     --------------------------
     Amy J. Lee, Secretary
                                           SECURITY DISTRIBUTORS, INC.

                                           By:     RICHARD K RYAN
                                                   -----------------------------
                                           Name:   Richard K Ryan
                                           Title:  President
                                           Date:   January 27, 2000
ATTEST:

By:  AMY J. LEE
     --------------------------
     Amy J. Lee, Secretary

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Distribution Agreement dated January 1, 1964, as amended (the "Distribution  Agreement"),  under which the Distributor has agreed to act as principal  underwriter  in connection  with sales of the shares of the
Fund's Class A common stock;

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its  common  stock in two new series  designated  as the Large Cap
Growth Series and Technology Series;

WHEREAS,  on  February  4,  2000,  the Board of  Directors  of the Fund  further authorized  the  Fund to  offer  shares  of the  Large  Cap  Growth  Series  and
Technology Series in three classes,  designated Class A shares,  Class B shares, and Class C shares; and

WHEREAS,  on February 4, 2000,  the Board of Directors  of the Fund  approved an amendment to the Distribution  Agreement between the Fund and the Distributor to include the sale of Class A shares of the Large Cap Growth Series and Technology
Series.

WHEREAS,  on February 4, 2000,  the Board of  Directors  of the Fund  approved a
Class A  Distribution  Plan (the "Class A Plan")  with  respect to the Large Cap
Growth Series and Technology  Series pursuant to Rule 12b-1 under the Investment
Company Act of 1940 (the  "Rule"),  the  provisions of which have an effect upon the  relationship  between the Fund and the  Distributor,  and the  Distribution
Agreement; and

WHEREAS,  the Fund and Distributor wish to amend the  Distribution  Agreement to incorporate the necessary  provisions of the Class A Plan into the  Distribution
Agreement.

NOW, THEREFORE, the Fund and Distributor hereby amend the Distribution Agreement to  include  the sale of Class A shares  of the  Large  Cap  Growth  Series  and
Technology Series of the Fund.

The Fund and  Distributor  hereby  further  amend  the  Distribution  Agreement, effective May 1, 2000,  by deleting  Section 5A in its entirety and replacing it with the following new Section 5A:

    5A. (a)  Pursuant to a Class A  Distribution  Plan  adopted by the Fund with respect to the Small Cap Growth Series, International Series, Enhanced Index
    Series,  Select 25 Series,  Large Cap Growth Series,  and Technology  Series
    (the "Series"),  the Fund agrees to make monthly payments to the Distributor in an amount computed at an annual rate of .25 of 1% of each Series' average daily net assets,  to finance  activities  undertaken by the Distributor for the purpose of distributing the Series' shares to investors and/or providing shareholder  services  to  the  Series'  shareholders.  The  Distributor  is obligated  to and  hereby  agrees  to use the  entire  amount of said fee to finance the following  distribution-related  or shareholder  service related activities:

             (i)   Preparation,  printing and distribution of the Prospectus and
                   Statement  of  Additional   Information  and  any  supplement
                   thereto used in  connection  with the offering of the Series'
                   shares to the public;

             (ii)  Printing of additional  copies for use by the  Distributor as sales literature,  of reports and other  communications which were  prepared  by the  Fund  for  distribution  to  existing shareholders;

             (iii) Preparation,  printing  and  distribution  of any other sales literature  used  in  connection  with  the  offering  of the
                   Series' shares to the public;

             (iv)  Expenses  incurred  in  advertising,  promoting  and  selling shares of the Series to the public;

             (v)   Any fees paid by the  Distributor  to securities  dealers who have  executed a  Dealer's  Distribution  Agreement  with the
                   Distributor for account  maintenance and personal  service to shareholders of the Series (a "Service Fee");

             (vi)  Commissions  to sales  personnel  for  selling  shares of the
                   Series and interest expenses related thereto; and

             (vii) Expenses  incurred in promoting sales of shares of the Series by securities dealers,  including the costs of preparation of
                   materials  for  presentations,   travel  expenses,  costs  of
                   entertainment, and other expenses incurred in connection with promoting sales of the Series shares by dealers.

        (b)  All  payments to the  Distributor  pursuant to this  paragraph  are subject to the following  conditions  being met by the Distributor.
             The  Distributor  shall furnish the Fund with quarterly  reports of
             its   expenditures   and  such  other   information   relating   to
             expenditures  or  to  the  other  distribution-related   activities
             undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its Distribution  Agreement with the Fund as the Fund may reasonably request;

        (c)  The Dealer's Distribution Agreement (the "Agreement")  contemplated by paragraph  5A(a)(v)  above shall permit  payments to  securities dealers by the  Distributor  only in accordance with the provisions of this  paragraph  and shall have the  approval of the majority of the Board of  Directors  of the Fund  including  a majority  of the directors who are not interested persons of the Fund as required by the  Rule.  The  Distributor  may  pay to the  other  party  to any
             Dealer's  Distribution  Agreement a quarterly fee for distribution, marketing,  and/or  shareholder  services  provided  by such  other party.  Such quarterly fee shall be payable in arrears in an amount equal to such percentage (not in excess of .000685% per day) of the aggregate net asset value of the Series'  shares held by such other party's  customers or clients at the close of business  each day as determined from time to time by the Distributor.  The distribution, marketing,  and  shareholder  services  contemplated  hereby  shall include,  but are not limited to, answering inquiries regarding the
             Series,   account  designations  and  addresses,   maintaining  the
             investment of such other party's customers or clients in the Series and  similar  services.  In  determining  the  extent of such other party's  assistance in maintaining such investment by its customers or clients,  the  Distributor may take into account the possibility that the shares held by such  customer or client  would be redeemed in the absence of such quarterly fee.

        (d)  The  provisions of the  Distribution  Plan approved by the Board of
             Directors of the Fund on February 4, 2000,  are fully  incorporated herein by reference.  In the event the Class A Distribution Plan is terminated by the Board of Directors or  Shareholders of the Series
             as provided therein, this paragraph shall no longer be effective.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 1st day of May, 2000.

                                            SECURITY EQUITY FUND

                                            By: JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, Vice President
ATTEST:

By: AMY J. LEE
    -----------------------------
    Amy J. Lee, Secretary
                                            SECURITY DISTRIBUTORS, INC.

                                            By: GREGORY J. GARVIN
                                                --------------------------------
                                                Gregory J. Garvin, President
ATTEST:

By: AMY J. LEE
    -----------------------------
    Amy J. Lee, Secretary